ARTICLES OF INCORPORATION
                            -------------------------

                                       OF
                                       --

                                   MALMAC INC.
                              --------------------


     KNOW ALL MEN BY THESE PRESENTS:

     That we, the undersigned, have this day voluntarily associated ourselves together for the purpose of forming a corporation under and persuant to the laws of the State of Nevada, and we do hereby certify:

                                        I

     That the name of the corporation shall be:

                                   MALMAC INC.

                                       II

     The principal office and place of business of this Corporation shall be located at 710 South Fourth Street, Las Vegas, Nevada, 89101, and NEIL G. GALATZ, ESQ., shall be the Resident Agent in charge thereof.

                                       III

     Offices for the transaction of business of the corporation may be established and maintained in any other part of the State of Nevada, or in any other state, territory or possession of the United States, or any foreign country.

                                       IV

     The nature of business and the objects and purposes proposed to be transacted, promoted, or carried on by the corporation are, and shall continue to be, to carry on and conduct any and all lawful activities or business.

                                        V

     This corporation is authorized to issue 2,500 shares of common stock of no par value.


                                       VI

     The initial number of shareholders of this corporation is two (2) in number. The number of directors shall not be less than two (2), provided, that if the number of stockholders shall be increased to a number in excess of two
(2), the number of directors shall be correspondingly increased, but may not be less than the number of stockholders, pursuant to the terms of N.R.S. 78.115. The number of directors of this corporation may from time to time be increased as set forth herein by an amendment to the By-Laws in that regard, and without the necessity of amending these Articles of Incorporation.

                                       VII

     The names and addresses of the members of the First Board of Directors is as follows:

     Name                Address
     ----                -------

     Malcolm Galatz      1883 Avocado Court
                         Henderson, Nevada 89015

     Max Peskin          3710 Nambe Court
                         Las Vegas, Nevada 89121

                                      VIII

     The names and addresses of the incorporators signing these Articles are as follows:

     Name                Address
     ----                -------

     Malcolm Galatz      1883 Avocado Court
                         Henderson, Nevada 89015

     Max Peskin          3710 Nambe Court
                         Las Vegas, Nevada 89121

                                       IX

     The capital stock, after the amount of the subscription price is paid, shall be and remain nonassessable. The private property of the stockholder shall not be liable for the debts or liability of the corporation.

                                       X

     This corporation shall have perpetual existence.

                                       XI

     In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized, subject to the By-Laws, if any, adopted by the shareholders, to make, alter. or amend the ByLaws of this corporation.

                                      XII

     Meetings of the shareholders may be held outside of the State of Nevada at such place or places as may be designated from time to time by the Board of Directors or in the By-Laws of the corporation.

                                      XIII

     This corporation reserves the right to amend, alter, change or repeal any provision contained in the Articles of Incorporation, in the ammner (sic) now or hereafter prescribed, and all rights conferred upon stockholders herein are granted subject to this reservation.

     IN WITNESS WHEREOF, the undersigned incorporators have executed these Articles of Incorporation of MALMAC, INC., this 12(th) day of Oct(ober) 1982.

                              /s/ Malcolm Galatz
                              --------------------
                              MALCOLM GALATZ

                              /s/ Max Peskin
                              --------------------
                              MAX PESKIN



STATE  OF  NEVADA )
                    ss.
COUNTY  OF  CLARK )

     On this 12th day of October, 1982, before me, the undersigned Notary Public in and for said county and state, personally appeared MALCOLM GALATZ, known to me to be the person whose name is subscribed to the foregoing instrument, and he duly acknowledged to me that he executed the same for the purposes mentioned.

     IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year first above written.

                              /s/ Cheryl M. Welford
                              --------------------
                              CHERYL M. WELFORD
                              NOTARY PUBLIC in and for said
                              County and State

STATE  OF  NEVADA )
                    ss.
COUNTY  OF  CLARK )

     On this 12th day of October, 1982, before me, the undersigned Notary Public in and for said county and state, personally appeared MAX PESKIN, known to me to be the person whose name is subscribed to the foregoing instrument, and he duly acknowledged to me that he executed the same for the purposes mentioned.

     IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year first above written.

                              /s/ Cheryl M. Welford
                              --------------------
                              CHERYL M. WELFORD
                              NOTARY PUBLIC in and for said
                              County and State


              CERTIFICATE OF AMENDMENT OF ARTICLES OF INCORPORATION

                                 OF MALMAC, INC.


     We the undersigned, Roy Morrow, President and Justine Noerring, Secretary of Malmac, Inc., do hereby certify: that the Board of Directors of said corporation at a meeting duly convened, held on the 27th day of November, 1999 adopted a resolution to amend the original articles as follows:



Article First which presently reads as follows:

                                  ARTICLE FIRST
                                 Corporate Name

     The name of the corporation shall be:

                                  MALMAC, INC.


Is hereby amended to read as follows:

                                  ARTICLE FIRST
                                 Corporate Name

     The name of the corporation shall be:

                                  GEM PORPHYRY, INC.



Article Fifth which presently reads as follows:

                                 ARTICLE FIFTH
                                      Stock

     This Corporation is authorized to issue 2,500 shares of common stock of no par value.



Is hereby amended to read as follows:

                                 ARTICLE FIFTH
                            Authorized Capital Stock

     The total authorized capital stock of the Corporation is 100,000,000 shares of Common Stock, with a par value of $0.001 (1 mil). All stock when issued shall be deemed fully paid and non-assessable. No cumulative voting, on any matter to which Stockholders shall be entitled to vote, shall be allowed for any purpose.

     The authorized stock of this corporation may be issued at such time, upon such terms and conditions and for such consideration as the Board of Directors shall, from time to time, determine. Shareholders shall not have pre-emptive rights to acquire unissued shares of the stock of this Corporation.


Article Sixth which presently reads as follows:

                                  ARTICLE SIXTH
                                    Directors

     The initial number of shareholders of this corporation is two (2) in number. The number of directors shall not be less than two (2), provided, that if the number of stockholders shall be increased to a number in excess of two
(2), the number of directors shall be correspondingly increased, but may not be less than the number of stockholders, pursuant to the terms of N.R.S. 78.115. The number of directors of this corporation may from time to time be increased as set forth herein by an amendment to the By-Laws in that regard, and without the necessity of amending these Articles of Incorporation.

Is hereby amended to read as follows:

                                  ARTICLE SIXTH
                                    Directors

     The Directors are hereby granted the authority to do any act on behalf of the Corporation as may be allow by law. Any action taken in good faith, shall be deemed appropriate and in each instance where the Business Corporation Act provides that the Director may act in certain instances where the Articles of Incorporation so authorize, such action by the Directors, shall be deemed to exist in these Articles and the authority granted by said Act shall be imputed hereto without the same specifically having been enumerated herein.

     The Board of Directors may consist of from one (1) to nine (9) directors, as determined, from time to time, by the then existing Board of Directors.


                 THE FOLLOWING NEW ARTICLES ARE HEREBY ADOPTED



                               ARTICLE FOURTEENTH
                                COMMON DIRECTORS


     As provide by Nevada Revised Statutes 78.140, without repeating the section in full here, the same is adopted and no contract or other transaction between this Corporation and any of its officers, agents or directors shall be deemed void or voidable solely for that reason. The balance of the provisions of the code section cited, as it now exists, allowing such transactions, is hereby incorporated in this Article as though more fully set-forth, and such Article shall be read and interpreted to provide the greatest latitude in its application.



                                ARTICLE FIFTEENTH
                       LIABILITY OF DIRECTORS AND OFFICERS


     No Director, Officer or Agent, to include counsel, shall be personally liable to the Corporation or its Stockholder for monetary damage for any breach shall be presumed that in accepting the position as an Officer, Director, Agent or Counsel, said individual relied upon and acted in reliance upon the terms and protections provided for by this Article. Notwithstanding the foregoing sentences, a person specifically covered by this Article, shall be liable to the extent provided by applicable law, for acts or omissions which involve intentional misconduct, fraud or a knowing violation of law, or for the payment of dividends in violation of NRS 78.300.



                                ARTICLE SIXTEENTH
           ELECTION REGARDING NRS 78.378 - 78.3793 AND 78.411 - 78.444


     This  corporation  shall NOT be governed by nor shall the provisions of NRS
78.378 through and including 78.3793 and NRS 78.411 through and including 78.444 in any way whatsoever affect the management, operation or be applied in this Corporation. This Article may only be amended by a majority vote of not less than 90% of the then issued and outstanding shares of the Corporation. A quorum of outstanding shares for voting on an Amendment to this article shall not be met unless 95% or more of the issued and outstanding shares are present at a properly called and noticed meeting of the Stockholders. The super-majority set-forth in this Article only applies to any attempted amendment to this Article.

     The number of shares of the corporation outstanding and entitled to vote on an amendment to the Articles of Incorporation is 475,000; that the said change(s) and amendment have been consented to and approved by a majority vote of the stockholders holding at least a majority of each class of stock outstanding and entitled to vote thereon.

                                   /s/ Roy Morrow
                                   -------------------------------
                                   ROY MORROW, PRESIDENT

                                   /s/ Justine Noerring
                                   -------------------------------
                                   JUSTINE NOERRING, Secretary / Treasurer


State of Utah
County of Salt Lake

     On 11/27/99, personally appeared before me, a Notary Public, Roy L. Morrow and Justine Noerring who acknowledged that they executed the above instrument.

                                   /s/ Christine Blakely
                                   -------------------------------
                                   Notary Public